UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2011

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Second Amended and Restated Limited Liability Company Agreement of Acadian Gas, LLC

On March 15, 2011, Enterprise Products Operating LLC (“EPO”), a Texas limited liability company and an indirect wholly owned subsidiary of Enterprise Products Partners L.P., a Delaware limited partnership, entered into a First Amendment to Second Amended and Restated Limited Liability Company Agreement of Acadian Gas, LLC (the “First Amendment”), by and between EPO and DEP Operating Partnership, L.P., a Delaware limited partnership and a wholly owned subsidiary of Duncan Energy Partners L.P., a Delaware limited partnership (“DEP”).  EPO beneficially owns 100% of DEP Holdings, LLC, the general partner of DEP.

The First Amendment amends Section 4.02(b) of the LLC agreement, modifying the notice that the Board of Directors of Acadian Gas, LLC must give to members in connection with requests for additional capital contributions, and the period during which a member may respond to such request.  These modifications provide the parties with increased flexibility in terms of cash management.

The description of the First Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1
First Amendment to Second Amended and Restated Limited Liability Company Agreement of Acadian Gas, LLC, dated as of March 15, 2011, by and between Enterprise Products Operating LLC and DEP Operating Partnership, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	ENTERPRISE PRODUCTS HOLDINGS LLC, its General Partner

Date: March 15, 2011	By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer of the General Partner

Exhibit Index

Exhibit No.	Description

10.1
First Amendment to Second Amended and Restated Limited Liability Company Agreement of Acadian Gas, LLC, dated as of March 15, 2011, by and between Enterprise Products Operating LLC and DEP Operating Partnership, L.P.